Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference of our report dated September 18, 2005, relating to the financial statements of Eberline Services, Inc. and subsidiary as of and for the year ended December 31, 2004 into the Registration Statement filed on Form S-8.

/s/ NEFF & RICCI LLP

Albuquerque, New Mexico
October 26, 2007